UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2006

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Icon, Foothill Ranch, California	92610
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (949) 951-0991

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 7, 2006, the Oakley Board of Directors appointed Jeff Moorad to the Board of Directors of Oakley to serve until Oakley's next Annual Meeting of Shareholders. Mr. Moorad's appointment to Oakley's Board of Directors is effective December 15, 2006. Mr. Moorad has also been appointed to serve on the Nominating and Corporate Governance Committee of the Board of Directors and has been granted 2,071 shares of Oakley restricted stock that vest at the next annual meeting of the Oakley shareholders in June 2007 pursuant to the standard restricted stock grant for independent directors under the Oakley, Inc. 1995 Stock Incentive Plan, as amended. A copy of the press release issued by Oakley regarding Mr. Moorad's appointment to its Board of Directors is filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Press Release of Oakley, Inc., announcing the appointment of Jeff Moorad to the Oakley Board of Directors, dated December 13, 2006.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oakley, Inc. (Registrant)
December 13, 2006 (Date)	/s/ COSMAS N. LYKOS Cosmas N. Lykos Vice President of Business Development

Exhibit Index
99.1	Press release dated December 13, 2006